Exhibit 99.1

News Release

U.S. Bancorp announces $3 billion common stock repurchase program

MINNEAPOLIS (December 22, 2020) — U.S. Bancorp (NYSE: USB) announced that it has received its results of the December 2020 Stress Test from the Federal Reserve. Based on the results, the company’s common equity tier 1 (CET1) capital requirement remains at 7.0 percent which includes the Stress Capital Buffer requirement of 2.5 percent. Under the Supervisory Severely Adverse and Supervisory Alternative Severe scenarios the company’s minimum CET1 ratio was 7.6 and 7.8 percent, respectively, above the regulatory requirement.

The Federal Reserve extended, with modifications, the capital restrictions through the first quarter of 2021 due to “ongoing economic uncertainty and to preserve the strength of the banking sector.” These restrictions include capping common stock dividends at existing rates and limiting the aggregate amount of common stock dividends and share repurchases to an amount that does not exceed the average net income of the four preceding calendar quarters.

The U.S. Bancorp board of directors currently intends to maintain the quarterly common stock dividend of $0.42 per common share. The company’s quarterly common stock dividends are subject to approval of the board of directors.

The U.S. Bancorp board of directors has approved an authorization to repurchase up to $3 billion of the company’s outstanding common stock beginning January 1, 2021 and the company intends to begin repurchasing shares in the first quarter of 2021. The stock may be repurchased in the open market or in privately negotiated transactions. U.S. Bancorp will utilize the share repurchase program at its discretion as it continues to monitor the economic environment, manage to its long-term earnings distribution targets while maintaining strong capital levels and remain in compliance with regulatory requirements. The company will adjust its capital distributions as conditions warrant. Additional capital distributions, including share repurchases, are subject to the approval of the company’s board of directors.

“The results of this stress test reflect again, the strength of our balance sheet, our diverse businesses and our strong financial discipline,” said Andy Cecere, chairman, president and CEO of U.S. Bancorp. “Our capital position remained strong through these challenging times and we believe the reinstatement of the share repurchase program will allow us to continue to deliver on our commitment of creating long-term value for our shareholders, customers and employees through continued investment in our business, support to our customers and prudent deployment of capital to our shareholders.”

About U.S. Bancorp

U.S. Bancorp, with more than 70,000 employees and $540 billion in assets as of September 30, 2020, is the parent company of U.S. Bank National Association, the fifth-largest commercial bank in the United States. The Minneapolis-based bank blends its relationship teams, branches and ATM network with mobile and online tools that allow customers to bank how, when and where they prefer. U.S. Bank is committed to serving its millions of retail, business, wealth management, payment, commercial and corporate, and investment services customers across the country and around the world as a trusted financial partner, a commitment recognized by the Ethisphere Institute naming the bank one of the 2020 World’s Most Ethical Companies. Visit U.S. Bank at www.usbank.com or follow on social media to stay up to date with company news.

Forward-looking statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward-looking statements contained in this press release include, among other things, anticipated U.S. Bancorp capital distributions by dividends and share repurchases. There can be no assurance that U.S. Bancorp will return this or any amount of capital to its shareholders in the form of dividends or share repurchases in the future.

These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting U.S. Bancorp, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; civil unrest; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2019, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including the section entitled “Risk Factors” in the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Investor contact: Jennifer Thompson, U.S. Bancorp Investor Relations

jen.thompson@usbank.com, 612.303.0778, @usbank_news

Media contact: Jeff Shelman, U.S. Bancorp Public Affairs and Communications

jeffrey.shelman@usbank.com, 612.422.1423, @usbank_news